UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 19, 2011

LIQUIDMETAL TECHNOLOGIES, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-31332	33-0264467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30452 Esperanza
Rancho Santa Margarita, California 92688
(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (949) 635-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LIQUIDMETAL TECHNOLOGIES, INC.

FORM 8-K

Item 1.01. Entry into a Material Definitive Agreement.

On March 19, 2011, Liquidmetal Technologies, Inc., a Delaware corporation (“Liquidmetal”), entered into a preliminary, binding Settlement Agreement with SAGA S.p.a., a company incorporated under the laws of Italy (“SAGA”), pursuant to which (i) the parties agreed to terminate their joint venture, Liquidmetal Saga Italy S.r.l., a company incorporated under the laws of Italy (“LSI”), (ii) the parties agreed to cause certain pending legal actions against each other to be dismissed with prejudice, (iii) Liquidmetal agreed to pay SAGA $2.8 million in the form of restricted shares of Liquidmetal common stock in exchange for SAGA's equity interest in LSI, and (iv) the Liquidmetal technology license to LSI will be terminated (together with the ancillary documents, the “Preliminary Settlement Agreement”).  The final terms of the settlement between Liquidmetal and SAGA will be set forth in a separate agreement (the “Final Settlement Agreement”).  Liquidmetal expects that the Final Settlement Agreement will contain additional representations and warranties and provide for specific post-closing covenants for each of the parties.

The number of shares of Liquidmetal common stock issuable pursuant to the Final Settlement Agreement will be based on the trailing thirty (30) day average closing price for shares of Liquidmetal common stock, as determined on the date of the Final Settlement Agreement.  The shares will be issued to SAGA in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). Specifically, the shares will be issued by virtue of Section 4(2) of the Securities Act in that the issuance did not involve a public offering, SAGA has adequate access to information about Liquidmetal, and appropriate restrictive legends will be affixed to all certificates representing the shares issued to SAGA. The shares received by SAGA under the Final Settlement Amendment will be “restricted securities” within the meaning of Rule 144 under the Securities Act, and SAGA has not been granted any registration rights by Liquidmetal with respect to such shares.

If on the six month anniversary of the closing of the Final Settlement Agreement the trailing thirty (30) day average closing price for shares of Liquidmetal common stock is less than the trailing thirty (30) day average closing price for such shares on the date of the closing of the Final Settlement Agreement, Liquidmetal will issue a promissory note to SAGA having a principal amount equal to the difference between such average closing prices, multiplied by the number of shares issued pursuant to the Final Settlement Agreement (the “Note”).  The Note would bear interest at the rate of 8% per annum and mature on the twelfth month anniversary of the Note’s issuance.

The foregoing does not purport to be a complete description of Preliminary Settlement Agreement and is qualified by reference to the full text of such agreement, which will be filed with Liquidmetal’s Quarterly Report on Form 10-Q.

Item 3.02.  Unregistered Sale of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

	By:	/s/ Thomas Steipp
Thomas Steipp,
President and Chief Executive Officer

Date: March 24, 2011